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Exhibit 99.1

FOR IMMEDIATE RELEASE

PAINCARE ANNOUNCES PROMOTION OF

RONALD RIEWOLD TO COMPANY PRESIDENT

ORLANDO, FL – (PR Newswire) – February 24, 2003 – PainCare Holdings, Inc. (OTCBB:PANC) today announced that Ronald L. Riewold, CEO and President of PainCare Management Services, Inc., a wholly owned subsidiary of the Company, has been promoted to President of PainCare Holdings, Inc. Riewold replaces Jay L. Rosen, M.D., who is stepping down as President, but will remain a member of PainCare’s Board of Directors.

As the senior executive at PainCare Management Services, Inc., Riewold was largely responsible for the national rollout and follow-on success of the Company’s MedX-Direct Rehabilitation Program. Introduced to market less than a year ago, MedX-Direct is a proprietary program, owned and managed by PainCare, which enables physicians to establish or enhance a musculoskeletal rehabilitation program as an integral part of the professional services offered exclusively by the practice to its patients. To date, MedX-Direct programs have been deployed or are currently under deployment at sixteen well-established medical practices located throughout the United States.

“Ron’s professional expertise and diverse experiences in healthcare and related services has provided a unique skill set to PainCare. His proven track record in business development will be of particular value as PainCare continues to execute its growth-through-acquisition strategy and aggressively expand its leadership in the pain management industry,” stated Randy Lubinsky, Chief Executive Officer of PainCare. “Besides continuing to oversee sales and deployments of the MedX-Direct program on a national basis, Ron will work closely with our corporate executive team to develop regional business strategies, support key alliances and marshal the necessary resources to effectively manage our growing network of company-owned orthopedic and pain management practices.”

Since 1978, Riewold has been engaged in managing, operating and building both private and public companies within the real estate development, financial services and healthcare markets. His experience in strategic planning processes, assessing and developing new business opportunities and directing merger and acquisition activities helped to grow one publicly-held healthcare company from $1 million to $120 million dollars in revenue in less than four years while serving as its Vice President of Business Development. Riewold holds a Bachelor of Arts degree from Florida State University and an MBA from Temple University.

About PainCare

Founded in Orlando, Florida in 2000, PainCare specializes in the cost- effective delivery of high-tech pain relief through Minimally Invasive Surgery, Pain Management technologies and Orthopedic Rehabilitation.

Through strategic acquisitions and management service agreements, the Company is establishing a network of orthopedic rehabilitation, spine surgery and pain management centers across North America to serve the pain care market. Currently, PainCare owns and operates: Advanced Orthopedics of South Florida, Inc., located in Lake Worth,

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Florida, that specializes in minimally invasive spine surgery; Rothbart Pain Management Clinic, Inc., one of the largest providers of pain management services in Canada; Spine One, P.C., a pain management practice specializing in minimally invasive spine procedures; and Pain & Rehabilitation Network, Inc., d/b/a “The Pain Center,” an established pain management practice serving the Greater Jacksonville area in Florida, and led by Andrea M. Trescot, M.D., considered one of the leading pain management physicians in the country.

In addition, PainCare operates a turnkey orthopedic rehabilitation program, marketed as MedX-Direct, utilizing joint venture partner MedX’ patented, proprietary, rehabilitation equipment to provide selected healthcare providers with an enhanced revenue stream into their practices. The Company currently operates seven MedX-Direct orthopedic rehabilitation centers and has nine additional contracted sites under deployment.

This press release may contain forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated including the following: insufficient capital to expand business; market acceptance of new products and services; management’s ability to effectively launch new products in a timely and cost efficient manner; governmental regulation and legal uncertainties; ability to manage growth and to respond to rapid technological change; competitive pressures; costs or difficulties related to the integration of businesses, if any, acquired or that may be acquired, may be greater than expected; operating costs or customer loss and business disruption following future mergers and acquisitions may be greater than expected; general economic or business conditions; and any changes in the securities market. For a detailed description of these and other cautionary factors that may affect PainCare’s future results, please refer to PainCare’s filings with the Securities Exchange Commission, especially in the “Factors Affecting Operating Results and Market Price of Securities” included in the Company’s most recent Form S-4 and in subsequent filings filed with the Securities Exchange Commission.

AT PAINCARE

Stephanie Noiseux, Elite Financial Communications Group, LLC

407-585-1080 or via email at steph@efcg.net

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